UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

WORLD SURVEILLANCE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, Florida 32815

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES

On February 2, 2012 (the “Closing Date”), World Surveillance Group Inc. (the “Company”) closed on a Securities Purchase Agreement (the “Agreement”) with La Jolla Cove Investors, Inc. (“La Jolla”) relating to an aggregate $5.5 million financing, the initial investment of $500,000 of which was paid at closing, for the issuance by the Company of a 4 ¾% Secured Convertible Debenture (the “Debenture”) and an Equity Investment Agreement (the “EIA”) subject to the terms and conditions set forth therein (the “Financing”).

Pursuant to the EIA, La Jolla has agreed to invest in the Company an aggregate of $5.0 million in minimum monthly tranches of $250,000 beginning on the date that is earlier to occur of (i) the effectiveness of the Registration Statement but in no event prior to 91 days after the Closing Date, or (ii) one hundred eighty (180) days following the Closing Date and on each successive thirty (30) day anniversary of such initial investment date; provided, however, that such minimum investment shall increase from $250,000 to $500,000 as long as the VWAP of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) is above $0.09 for the period of ten (10) consecutive Trading Days prior to an investment date; and provided, further, however, that La Jolla shall invest an additional $500,000 on each investment date for each and every increase in the VWAP of the Company’s Common Stock of at least $0.02 above $0.09 for the period of ten (10) consecutive Trading Days prior to an investment date. Pursuant to the EIA, La Jolla also has a right to purchase up to an additional $5,000,000 of Common Stock of the Company, or an aggregate of 23,809,523 shares, at a purchase price equal to $0.21 as follows: on each investment date, La Jolla shall receive the right to purchase a number of shares of Common Stock equal to the amount invested on such investment date divided by $0.21. Under no circumstances will the Common Stock pursuant to this right be settled on a cashless exercise basis.

The Debenture is in the principal amount of $500,000, has a three (3) year term, and has an interest rate of 4 ¾%. The Debenture is convertible by La Jolla into shares of Common Stock beginning on the earlier to occur of (i) the effectiveness of the Registration Statement, but in no event prior to ninety-one (91) days following the Closing Date, or (ii) one hundred eighty one (181) days following the Closing Date as follows: from time to time during each thirty (30) day period from the Closing, La Jolla may convert up to five percent (5%) of the face amount of the Debenture if the VWAP of the Company’s Common Stock is at or below $0.09 or up to ten percent (10%) if the VWAP of the Company’s Common Stock is above $0.09 and for every $0.02 increase in the VWAP of the Company’s Common Stock above $0.09, La Jolla can convert an additional ten percent (10%) of the Debenture. The number of shares of Common Stock into which the Debenture can be converted is equal to the dollar amount of the Debenture being converted divided by the quotient of the Conversion Price divided by 10, plus the Debenture amount being converted divided by the Conversion Price. The Conversion Price is equal to the lesser of (i) $0.35 or (ii) 75% of the average of the VWAP of the Company’s Common Stock during the thirty (30) Trading Days prior to the date of the Conversion Notice, subject to a floor price of $0.075 (subject to adjustment), which if triggered gives the Company the option to convert the portion of the Debenture at a conversion price of $0.075 per share plus pay a cash True-Up Payment on the difference in value of the Common Stock issued versus the Common Stock that would have been issued but for the Floor Price.

The Debenture is secured by a personal guaranty of Michael K. Clark, our Chairman of the Board, and is backed by a mortgage on certain real estate property owned by Mr. Clark. The guaranty terminates on the earlier of nine (9) months, the conversion of the entire principal amount of the Debenture by La Jolla, or the date that La Jolla has converted at least $350,000 of the Debenture and the VWAP of our Common Stock has exceeded $0.09 for at least ten (10) consecutive Trading Days. Pursuant to the terms of the Debenture, La Jolla also has a right of first refusal on future financings of the Company on the terms identified by the Company so long as at least 10% of the Principal Amount of the Debenture is outstanding. La Jolla may require 120% of the principal amount, and accrued and unpaid interest, to become immediately due and payable on certain Events of Default, including but not limited to, the Company’s failure to make payments when due under the Debenture or other material agreements, a breach of the Transaction Documents, a Bankruptcy Event, the Company’s failure to make its SEC filings, the Company’s Common Stock not being eligible to be traded on a Trading Market, the Company’s VWAP being less than $0.01 per share, or not being able to find a broker to trade shares of the Company’s stock.

The Debenture and EIA issued pursuant to the Agreement were issued as restricted securities under an exemption provided by Regulation D, Rule 506, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act. Pursuant to the Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering 50,000,000 shares of Common Stock of the Company (the “Shares”), which Shares may be issuable pursuant to the Debenture and the EIA. The Shares to be issued pursuant to the Debenture and the EIA pursuant to the respective terms thereof shall be issued as restricted securities under an exemption provided by Regulation D, Rule 506, promulgated under the Securities Act and/or Section 4(2) of the Securities Act, unless the Registration Statement has been declared effective by the SEC.

A commission will be paid in connection with the Financing as follows: a cash fee of 8% on the first $2 million of proceeds, 6% on the next $2 million, and 4% on any proceeds above $4 million, as well as warrants to purchase a number of shares equal to 10% multiplied by the proceeds. The warrants will have a three-year term, a purchase price of $0.21 and no cashless exercise feature. Such commissions will be paid as the proceeds of the Financing are received by the Company.

Capitalized terms used but not defined herein have the meanings set forth in the applicable agreements. The foregoing information is a summary of certain of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, certain of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated January 25, 2012, by and between World Surveillance Group Inc. and La Jolla Cove Investors, Inc.

10.2	Equity Investment Agreement, dated January 25, 2012, by and between World Surveillance Group Inc. and La Jolla Cove Investors, Inc.

10.3	4 ¾% Secured Convertible Debenture, dated January 25, 2012, by World Surveillance Group Inc

99.1	Press Release dated February 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: February 7, 2012	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer